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                                                                  EXHIBIT 10.28

                                   FIRST AMENDMENT
                                        TO THE
                               ACME METALS INCORPORATED
                     SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN


      The Acme Metals Incorporated Salaried Employees' Retirement Savings Plan

 (the "Plan"), as amended and restated effective November 1, 1994, is hereby amended by this First Amendment, effective as of November 1, 1994 unless otherwise noted, as follows:


      1.      The last paragraph of Section 2.1 is deleted in its entirety and substituted with the following:

              Notwithstanding any other provisions in this Section 2.1, if any former Participant in the Plan is reemployed, he shall be eligible to participate in the Plan as of the date he resumes employment with the Company. If the Participant executes an election form for Qualified Elective Contributions before the April 1, July 1, October 1 or January 1 coinciding with or next following his reemployment date, his Qualified Elective Contributions will be made to the Plan as of such date.

      2.      The last paragraph of Section 2.2 is deleted in its entirety and substituted with the following:

              The term "Highly Compensated Participant" means any
      Participant who is determined to be included in subsection (a) after applying the special rules in subsection (b):

      (a) any Participant who, during the Plan Year for which the determination is being made or the immediately preceding 12 month period:

              (i) was, at any time, an owner of 5% or more of the outstanding stock of the Company or stock possessing more than 5% of the voting power of the Company;

              (ii) received Compensation from the Company in excess of $93,518;

              (iii) received Compensation from the Company in excess of $62,345 and


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                      was in the top 20% of Employees for the Year (when ranked
                      on the basis of Compensation for such Year); or

              (iv) was at any time an officer of the Company and received Compensation greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year.

      (b) For purposes of determining the Participants who are to be included in subsection (a) above, the following special rules shall apply:

              (i)     Any Participant not described in subsection (a)(ii),
                      (iii), or (iv) of this section for the 12-month period immediately preceding the Plan Year of determination shall not be treated as described in subsection
                      (a)(ii), (iii) or (iv) of this section for the Plan Year of determination unless, in addition to meeting the requirements of subsection (a)(ii), (iii) or (iv) for the Plan Year of determination, such Employee is a member of the group consisting of the 100 Employees paid the highest Compensation during that Plan Year.

              (ii) In determining officers under subsection (a)(iv), no more than 50 Employees (or, if less, the greater of 3 Employees or 10% of the Employees) shall be treated as officers, and if in such Plan Year no officer is described in subsection (a)(iv), the highest paid officer of any Employer during such Plan Year shall be treated as Highly Compensated for purposes of subsection (a)(iv).

              (iii) If any Employee is a Family Member of an Employee who is a more than 5% owner of the Company or a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year (without regard to this subsection (b)(iii)), then (A) such Family Member shall not be considered a separate Employee and (B) any Compensation paid to such Family Member (and any applicable contribution or benefit on behalf of such Employee) shall be treated as if it were paid to (or on behalf of) the Employee who is the 5% owner or one of the ten Highly Compensated Employees paid the greatest Compensation during the PlanYear. The term "Family Member" means the spouse and lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee.

              (iv) A former Employee whose employment terminates prior to the Plan Year of determination shall be treated as a Highly Compensated Employee for the Plan Year of determination if such Employee was a Highly Compensated Employee upon termination of employment with the Company, or such Employee was a Highly Compensated Employee at any time after attaining age 55.


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              (v)     "Compensation" means compensation as defined in Code
                      Section 415(c)(3), but including (A) amounts deferred pursuant to a salary reduction agreement under a cafeteria plan as defined in Section 125 of the Code sponsored by the Company, and (B) amounts deferred pursuant to a salary reduction agreement under any other plan described in Sections 401(k) and 408(k) of the Code sponsored by the Company.

              (vi) The dollar amounts in subsections (a)(ii) and (iii) shall be adjusted to such other amounts as the Secretary of the Treasury shall prescribe at the same time and in the same manner as provided under Section 415(d) of the Code for adjusting the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

              (vii) For purposes of determining which Employees are in the top paid 20% of Employees, Employees described in
                      Section 414(q)(8) and Q&A 9(b) of Treas. Reg. 1.414(q)-lT are excluded.

              (viii) Employers aggregated under Sections 414(b), (c), (m) or (o) of the Code are treated as a single employer for purposes of this section.

      3. The following paragraph is added at the end of Section 5.3 as follows:

                   For aggregated Family Members treated as a single Highly
              Compensated Employee under this section, the ratio of the family unit is the ratio determined by combining the aggregate qualified elective contributions and qualified non-elective contributions allocated to each Employee's account for such Plan Year and dividing such sum by the Compensation considered in this section for such Plan Year of all aggregated Family Members. Each Family Member aggregated with a Highly Compensated Employee for purposes of the preceding sentence shall not be considered a separate Employee in determining the Actual Deferral Percentage for either eligible Highly Compensated Employees or eligible Non-Highly Compensated Employees. Each such separately calculated ratio shall be referred to as an "Actual Deferral Ratio." For a Highly Compensated Employee whose actual deferral ratio is determined under the family aggregation rules, the actual deferral ratio is reduced in accordance with the "leveling" method described in Treas. Reg. 1.401(k)-1(f)(2) and the excess contributions are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

      4.      The second paragraph of Section 9.1 is deleted in its entirety and substituted with the following:


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                   The Company also shall have the right to make any amendment retroactively which is necessary to qualify the Plan as amended for tax exemption or to bring the Plan into conformity with the Internal Revenue Code and regulations thereunder. If any amendment is made which affects the vesting schedule of benefits under the Plan, or if such vesting schedule is changed by reason of the operation of the "top-heavy" provisions in Section 4.6 hereof, each Participant who has three or more years of service may elect, within a reasonable period after such an amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or the change becomes operative and shall end on the later of:

              (1) 60 days after adoption of the amendment or operation of the change;

              (2)     60 days after the amendment or the change is effective;
                      or

              (3) 60 days after the Participant is issued written notice of the amendment or change by the Committee.


      EXECUTED this 19th day of September 1995, to be effective as of November

1, 1994.


                                                      Acme Metals Incorporated


                                                           /s/ J. W. Hoekwater
                                                      By----------------------
                                                                 Treasurer


ATTEST:


/s/   Martha M. Hosp
-------------------------------
       Assistant Secretary